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Exhibit 23.1

[LETTERHEAD OF SEWARD & KISSEL LLP]

        We hereby consent to each reference to us and the discussions of advice provided by us under the headings "Tax Considerations—Marshall Islands Tax Considerations," "Tax Considerations—United States Federal Income Tax Considerations" and "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,
March 27, 2006	/s/ SEWARD & KISSEL LLP

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  Exhibit 23.1
[LETTERHEAD OF SEWARD & KISSEL LLP]